EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 22, 2002 (except Note 17, as to which the date is September     , 2002), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-87258) and related Prospectus of U.S.I. Holdings Corporation for the registration of its common stock.

ERNST & YOUNG LLP

Los Angeles, California

The foregoing consent is in the form that will be signed upon the completion of the two-for-five reverse stock split described in Note 17 to the financial statements.

/s/    ERNST & YOUNG LLP

Los Angeles, California
July 31, 2002